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                                                                   EXHIBIT 11.01

                                 LOSS PER SHARE

                                                                   Year Ended September 30
                                                                   -----------------------
                                                               1997                     1998
BASIC:
Weighted average common shares outstanding                        4,933,939                 5,345,889

Net loss                                                      $(11,498,379)              $(9,009,828)
                                                              -------------              ------------

Loss per common share                                               $(2.33)                   $(1.69)
                                                                    =======                   =======


DILUTED
Weighted average common shares outstanding                        4,933,939                 5,345,889

Net loss                                                      $(11,498,379)              $(9,009,828)
                                                              -------------              ------------

Loss per common share                                               $(2.33)                   $(1.69)
                                                                    =======                   =======

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